As filed with the Securities and Exchange Commission on October 27, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LA JOLLA PHARMACEUTICAL COMPANY
(Exact Name of Registrant as Specified in its Charter)

California	33-0361285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4550 Towne Centre Court
San Diego, California 92121
(Address of Principal Executive Offices)

2013 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

George Tidmarsh, M.D., Ph.D.
President and Chief Executive Officer
4550 Towne Centre Court
San Diego, California 92121
Telephone: (858) 207-4264
(Name and Address of Agent For Service)

Copy to:
Ryan A. Murr
Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
Telephone: (415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share (2)	3,500,000	$32.33	$113,155,000	$14,087.80

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act") this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction under the anti-dilution provisions of the standalone inducement awards or the registrant's 2013 Equity Incentive Plan, as amended (the "2013 Plan") or the forms of awards granted thereunder.

(2)	Represents shares of Common Stock reserved for issuance pursuant to the 2013 Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on the average of the per share high and low sale prices of the Registrant’s Common Stock, as quoted on The NASDAQ Capital Markets on October 26, 2017 which was $32.33.

PART I

The information called for in Part 1 of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation, by reference or otherwise) in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act").

PART II

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with or furnished to the Securities and Exchange Commission, (the "SEC") by the registrant, are incorporated herein by reference and made a part hereof:

•	The Company's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017, as amended on April 28, 2017 (the "Annual Report");

•
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed);

•
The description of the Company's Common Stock contained in Amendment No. 1 to that certain registration statement on Form 8-A (File No. 001-36282), filed with the Commission on October 17, 2014 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description; and

•
All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules and regulations of the SEC shall not be deemed to be incorporated by reference herein into this Registration Statement.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded, to constitute a part of this Registration Statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The registrant's amended and restated articles of incorporation (the "Articles") provide that the liability of its directors for monetary damages is eliminated to the fullest extent permitted by California law. The Articles and amended and restated bylaws of the registrant provide that the registrant shall fully indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation or other enterprise or was a director or officer of a corporation that was a predecessor corporation of the registrant, against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the registrant and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. To indemnify expenses, judgments, etc., California law requires a determination by (a) majority vote of a quorum of disinterested directors, (b) independent legal counsel in a written opinion if such a quorum of directors is not obtainable (c) shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, if any, or (d) the court in which the proceeding is or was pending upon application made by the registrant, agent or other person rendering services in connection with the defense, whether or not the application by such person is opposed by the registrant, that the person seeking indemnification has satisfied the applicable standard of conduct. The registrant has also entered into indemnification agreements with its directors and officers that provide indemnification to the fullest extent permitted by California law.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Date Filed	Filed Herewith
4.1	Amended and Restated Articles of Incorporation (1)	S-8	12/20/2013

4.2	Certificate of Amendment to Amended and Restated Articles of Incorporation (2)	8-K	1/15/2014

4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation (3)	8-A/A	10/17/2014

4.4	Amended and Restated Bylaws (4)	8-A/A	10/17/2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP			*

23.1	Consent of Squar Milner LLP, the registrant's independent registered public accounting firm			*

23.2	Consent of Gibson, Dunn & Crutcher LLP (filed as a part of Exhibit 5.1)

24.1	Power of attorney (set forth on signature page)

99.1	2013 Equity Incentive Plan, as amended (5)	DEF 14A	7/31/2017

1.	Previously filed with the Company’s Form S-8 as Exhibit 4.1 as filed with the Commission on December 20, 2013 and incorporated by reference herein.

2.	Previously filed with the Company’s Current Report on Form 8-K as Exhibit 3.1 as filed with the Commission on January 15, 2014 and incorporated by reference herein.

3.	Previously filed with the Company’s Form 8-A/A as Exhibit 3.3 as filed with the Commission on October 17, 2014 and incorporated by reference herein.

4.	Previously filed with the Company’s Form 8-A/A as Exhibit 3.4 as filed with the Commission on October 17, 2014 and incorporated by reference herein.

5.	Filed as Appendix A to the Company's Proxy Statement filed July 31, 2017 and incorporated herein by reference.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California, on October 27, 2017.

LA JOLLA PHARMACEUTICAL COMPANY

By:	/s/ George F. Tidmarsh, M.D., Ph.D.
Name:	George F. Tidmarsh, M.D., Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints George F. Tidmarsh, M.D., Ph. D. and Dennis M. Mulroy as his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George F. Tidmarsh, M.D., Ph.D.	Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)	October 27, 2017
George F. Tidmarsh, M.D., Ph.D.

/s/ Dennis M. Mulroy	Chief Financial Officer (Principal Financial and Accounting Officer)	October 27, 2017
Dennis M. Mulroy

/s/ Kevin C. Tang	Director, Chairman of the Board	October 27, 2017
Kevin C. Tang

/s/ Laura L. Douglass	Director	October 27, 2017
Laura L. Douglass

/s/ Craig A. Johnson	Director	October 27, 2017
Craig A. Johnson

/s/ Robert H. Rosen	Director	October 27, 2017
Robert H. Rosen

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Date Filed	Filed Herewith
4.1	Amended and Restated Articles of Incorporation (1)	S-8	12/20/2013

4.2	Certificate of Amendment to Amended and Restated Articles of Incorporation (2)	8-K	1/15/2014

4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation (3)	8-A/A	10/17/2014

4.4	Amended and Restated Bylaws (4)	8-A/A	10/17/2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP			*

23.1	Consent of Squar Milner LLP, the registrant's independent registered public accounting firm			*

23.2	Consent of Gibson, Dunn & Crutcher LLP (filed as a part of Exhibit 5.1)

24.1	Power of attorney (set forth on signature page)

99.1	2013 Equity Incentive Plan, as amended (5)	DEF 14A	7/31/2017

1.	Previously filed with the Company’s Form S-8 as Exhibit 4.1 as filed with the Commission on December 20, 2013 and incorporated by reference herein.

2.	Previously filed with the Company’s Current Report on Form 8-K as Exhibit 3.1 as filed with the Commission on January 15, 2014 and incorporated by reference herein.

3.	Previously filed with the Company’s Form 8-A/A as Exhibit 3.3 as filed with the Commission on October 17, 2014 and incorporated by reference herein.

4.	Previously filed with the Company’s Form 8-A/A as Exhibit 3.4 as filed with the Commission on October 17, 2014 and incorporated by reference herein.

5.	Filed as Appendix A to the Company's Proxy Statement filed July 31, 2017 and incorporated herein by reference.